Exhibit 99.1


               Neiman Marcus, Inc. Reports First Quarter Earnings



    DALLAS--(BUSINESS WIRE)--Dec. 7, 2006--Neiman Marcus, Inc. today reported financial results for the first quarter fiscal year 2007. On October 6, 2005, the Company announced the completion of the acquisition of Neiman Marcus, Inc. by an investor group led by Texas Pacific Group and Warburg Pincus LLC. The accompanying condensed consolidated statements of earnings and related information present the Company's results of operations for the period preceding the acquisition (Predecessor) and the period succeeding the acquisition (Successor). The results of operations have been prepared by comparing the results of the Successor for the 13 weeks ended October 28, 2006 to the mathematical combination of the Successor and Predecessor periods in the 13 weeks ended October 29, 2005. The presentation does not comply with generally accepted accounting principles, but the Company believes that it provides a more meaningful method of comparison. For further information related to the Company's financial results, refer to the Company's Form 10-Q and other information available from the Securities and Exchange Commission.

    Neiman Marcus, Inc. believes reporting adjusted operating earnings is a more meaningful representation of the Company's on-going economic performance and therefore uses adjusted reporting internally to evaluate and manage the Company's operations. Adjusted operating earnings exclude the impact of certain items as described below under "Other Items."

    For the first quarter of fiscal year 2007, the Company reported total revenues of $1.04 billion compared to $946.2 million in the prior year. Comparable revenues increased 6.8 percent. Operating earnings for the first quarter of fiscal 2007 were $154.3 million compared to $104.9 million for the first quarter of fiscal year 2006. Adjusted operating earnings were $168.1 million in the first quarter of fiscal year 2007 compared to $140.2 million in the first quarter of fiscal year 2006, an increase of 19.9%.

    See the attached schedule of "Other Operating Data" for the reconciliation of adjusted operating earnings and the Company's statements regarding the use of this non-GAAP financial measure.

    Other Items

    As a result of the acquisition, the Company recorded costs related to the amortization of customer lists and favorable lease commitments in the first quarter of fiscal year 2007 and 2006 of approximately $18.0 million and $4.8 million, respectively. In addition, the Company recorded other income of approximately $4.2 million in the first quarter of fiscal year 2007 which represents proceeds it received from its investment in an internet retailer. The Company also recorded other non-cash items related to various valuation adjustments during the first quarter of fiscal 2006 of approximately $7.0 million. Also, prior to consummation of the acquisition, the Company recorded in the first quarter of fiscal year 2006 transaction and other costs of approximately $23.5 million.

    In October 2006, the Company entered into an agreement to purchase the interest held by the minority investor of Kate Spade LLC. In November 2006, the Company entered into a definitive agreement to sell 100% of its ownership in Kate Spade LLC. Also, in July 2006 the Company sold its majority interest in Gurwitch Products, L.L.C. The Company's financial statements reflect Kate Spade LLC and Gurwitch Products, L.L.C. as discontinued operations for all periods presented.

    A live webcast of the conference call on earnings can be accessed through the Investor Information section of the Neiman Marcus, Inc. website at www.neimanmarcusgroup.com on Thursday, December 7, 2006 beginning at 10:00 a.m. Central Daylight Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus, Inc. website at www.neimanmarcusgroup.com.

    From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.

    The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: political or economic conditions; terrorist activities in the United States and elsewhere; disruptions in business at the Company's stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods; changes in demographic or retail environments; changes in consumer preferences or fashion trends; competitive responses to the Company's marketing, merchandising and promotional efforts; changes in the Company's relationships with key customers; delays in the receipt of merchandise; seasonality of the retail business; adverse weather conditions, particularly during peak selling seasons; delays in anticipated store openings or renovations; natural disasters; significant increases in paper, printing and postage costs; litigation that may have an adverse effect on the Company's financial results or reputation; changes in the Company's relationships with designers, vendors and other sources of merchandise; the Company's success in enforcing its intellectual property rights; the effects of incurring a substantial amount of indebtedness under the Company's senior secured credit facilities, senior notes and senior subordinated notes and of complying with the related covenants and conditions; the financial viability of the Company's designers, vendors and other sources of merchandise; the design and implementation of new information systems or enhancement of existing systems; changes in foreign currency exchange rates or inflation rates; impact of funding requirements related to the Company's noncontributory defined benefit pension plan; changes in the Company's relationships with certain of key sales associates; changes in key management personnel; changes in the Company's proprietary credit card arrangement that adversely impact its ability to provide consumer credit; or changes in government or regulatory requirements increasing the Company's cost of operations.

    These and other factors that may adversely effect the Company's future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.



                         NEIMAN MARCUS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (UNAUDITED)

                                              October 28,  October 29,
(in thousands)                                   2006         2005
                                              -----------  -----------
                                              (Successor)  (Successor)
ASSETS
---------------------------------------------
Current assets:
   Cash and cash equivalents                  $  159,430   $  191,532
   Restricted cash                                     -      134,734
   Accounts receivable, net of allowance          46,207       23,115
   Merchandise inventories                       971,302      959,103
   Other current assets                           75,928       94,780
   Current assets of discontinued operations      16,354       39,843
                                              -----------  -----------
      Total current assets                     1,269,221    1,443,107
                                              -----------  -----------

Property and equipment, net                    1,038,138    1,095,403
Goodwill and intangibles, net                  4,205,723    4,188,316
Other assets                                     109,791      119,173
Non-current assets of discontinued operations     79,297      140,416
                                              -----------  -----------
Total assets                                  $6,702,170   $6,986,415
                                              ===========  ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
---------------------------------------------
Current liabilities:
  Accounts payable                            $  320,212   $  335,097
  Accrued liabilities                            431,295      322,374
  Notes payable and current maturities of
   long-term liabilities                           4,179          200
  Senior notes due 2008                                -      134,734
  Current liabilities of discontinued
   operations                                     28,565       35,580
                                              -----------  -----------
    Total current liabilities                    784,251      827,985
                                              -----------  -----------

Long-term liabilities:
  Asset-based revolving credit facility                -      150,000
  Notes and debentures                         3,195,760    3,295,565
  Deferred income taxes                        1,031,959    1,106,419
  Other long-term liabilities                    222,265      169,826
  Non-current liabilities of discontinued
   operations                                     12,735       13,188
                                              -----------  -----------
    Total long-term liabilities                4,462,719    4,734,998
                                              -----------  -----------

Minority interest                                  5,993       11,751

Total shareholders' equity                     1,449,207    1,411,681
                                              -----------  -----------
Total liabilities and shareholders' equity    $6,702,170   $6,986,415
                                              ===========  ===========




                         NEIMAN MARCUS, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                             (UNAUDITED)

                                                 First Quarter Ended
                                               -----------------------
(in thousands)                                 October 28, October 29,
                                                  2006        2005
                                               ----------- -----------
                                               (Successor)  (Combined)

Revenues                                       $1,039,211    $946,184
Cost of goods sold including buying and
 occupancy costs                                  606,778     563,070
Selling, general and administrative expenses      247,530     232,895
Income from credit card operations                (16,371)    (11,603)
Depreciation expense                               33,175      28,531
Amortization of customer lists                     13,564       3,249
Amortization of favorable lease commitments         4,470       1,559
Transaction and other costs                             -      23,544
Other income                                       (4,210)          -
                                               -----------  ----------

Operating earnings                                154,275     104,939

Interest expense, net                              68,818      16,344
                                               -----------    --------

Earnings from continuing operations before
 income taxes                                      85,457      88,595

Income taxes                                       34,002      33,016
                                               -----------  ----------

Earnings from continuing operations                51,455      55,579

Loss from discontinued operations, net of
 taxes                                            (24,226)       (576)
                                               -----------  ----------

Net earnings                                   $   27,229    $ 55,003
                                               ===========  ==========


    The results of operations have been prepared by comparing the results of the Successor for the 13 weeks ended October 28, 2006 to the mathematical combination of the Successor and Predecessor periods in the 13 weeks ended October 29, 2005. The presentation does not comply with generally accepted accounting principles, but the Company believes that it provides a more meaningful method of comparison.



                         NEIMAN MARCUS, INC.
                         OTHER OPERATING DATA
                             (UNAUDITED)

SEGMENTS:                                        First Quarter Ended
                                               -----------------------
(dollars in millions)                          October 28, October 29,
                                                  2006        2005
                                               ----------- -----------
                                               (Successor)  (Combined)

REVENUES:
  Specialty Retail Stores                       $  879.9  $     807.3
  Direct Marketing                                 159.3        138.9
                                               ---------- - ----------
     Total                                      $1,039.2  $     946.2
                                               ========== = ==========


OPERATING EARNINGS:
  Specialty Retail Stores                       $  156.6  $     135.5
  Direct Marketing                                  20.8         14.6
  Corporate expenses                                (9.3)        (9.9)
                                               ---------- - ----------
     ADJUSTED OPERATING EARNINGS                $  168.1  $     140.2
  Amortization of customer lists and favorable
   lease commitments                               (18.0)        (4.8)
  Non-cash items related to other valuation
   adjustments made in connection with the
   acquisition                                         -         (7.0)
  Other income                                       4.2            -
  Transaction and other costs                          -        (23.5)
                                               ---------- - ----------
     OPERATING EARNINGS                         $  154.3  $     104.9
                                               ========== = ==========


    The results of operations have been prepared by comparing the results of the Successor for the 13 weeks ended October 28, 2006 to the mathematical combination of the Successor and Predecessor periods in the 13 weeks ended October 29, 2005. The presentation does not comply with generally accepted accounting principles, but the Company believes that it provides a more meaningful method of comparison.

    Adjusted operating earnings represents operating earnings excluding amortization of customer lists and favorable lease commitments, purchase accounting adjustments, other income and transaction and other costs.

    Neiman Marcus, Inc. believes reporting adjusted operating earnings is a more meaningful representation of the Company's on-going economic performance and therefore uses adjusted reporting internally to evaluate and manage the Company's operations. Neiman Marcus, Inc. has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations. Adjusted operating earnings is not a recognized term under generally accepted accounting principles (GAAP). Adjusted earnings should be considered in addition to, not as a substitute for, the Company's other measures of financial performance reported in accordance with generally accepted accounting principles. Adjusted operating earnings as presented herein are not necessarily comparable to similarly titled measures.



                         NEIMAN MARCUS, INC.
                         OTHER OPERATING DATA
                             (UNAUDITED)
OTHER DATA:
                                               First Quarter Ended
                                            --------------------------
(dollars in millions)                       October 28,   October 29,
                                               2006           2005
                                            -----------   ------------
                                            (Successor)    (Combined)

Capital Expenditures                            $   41         $   48

Depreciation                                    $   33         $   29
Amortization of intangibles                     $   18         $    5

Rent Expense                                    $   21         $   19


    CONTACT: Neiman Marcus, Inc.
             James E. Skinner, 214-757-2954
             Senior Vice President and Chief Financial Officer or
             Stacie Shirley, 214-757-2967
             Vice President - Finance and Treasurer